As filed with the Securities and Exchange Commission on November 26, 2007
Registration No. 333 -146632

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amednment No.1 to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INX INC.
(Exact name of Registrant as specified in its charter)

Delaware	76-0515249
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6401 Southwest Freeway
Houston, TX 77074
(713) 795-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James H. Long
Chief Executive Officer
INX Inc.
6401 Southwest Freeway
Houston, TX 77074
(713) 795-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher M. Locke, Esq.
Epstein Becker & Green, P.C.
250 Park Avenue
New York, New York 10177
(212) 351-4500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offer Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock issuable upon exercise of outstanding public warrants	575,000	$12.45	$7,158,750	$220
Units issuable upon exercise of outstanding Representatives’ Warrants, each Unit consisting of:	50,000	$19.92	$996,000	$31
(i) two shares of common stock	100,000	(2)	(2)	(2)
(ii) one warrant to purchase one share of common stock	50,000	(2)	(2)	(2)
Common stock, issuable upon the warrant included in the Units issuable upon exercise of the Representatives’ Warrants	50,000	$12.45	$622,500	20
Total (3):			$8,777,250	$271	(4)

(1)
Estimated solely for the purpose of calculating the registration fee payable pursuant to Rule 457(g) promulgated under the Securities Act of 1933, as amended.  The offering price of $12.45 per share for the common stock underlying the public warrants is the exercise price of those warrants.  The offering price of $19.92 per representatives’ unit is the exercise price of each representatives’ warrant.  The offering price of $12.45 per warrant underlying the representatives’ warrants is the exercise price of those warrants.

(2)
Pursuant to Rule 457(g) promulgated under the Securities Act of 1933, as amended, where warrants are registered for distribution, no separate registration fee is required on the same registration statement of the securities offered pursuant to the exercise of the warrants.

(3)
This Registration Statement also includes such indeterminate number of additional shares of common stock as may become issuable pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, as a result of anti-dilution provisions.

(4)	$243 of this Registration Fee has previously been paid

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 26, 2007

PRELIMINARY PROSPECTUS

INX Inc.

725,000 Shares of Common Stock
50,000 Warrants

This prospectus covers the sale by us of up to (a) 575,000 shares of our common stock to be issued upon the exercise of our public warrants, (b) 100,000 shares of our common stock and 50,000 of our warrants to be issued upon the exercise of warrants we granted to the representatives of a public offering of units by us and (c) 50,000 shares of our common stock to be issued upon the exercise of the warrants underlying the representatives’ warrants.

Our public warrants were issued in a public offering of units, each unit comprised of two shares of common stock and one warrant, on May 7, 2004.  The warrants are exercisable at $12.45 per share at any time on or before May 7, 2009.  We may redeem some or all of the warrants at a price of $0.25 per warrant at any time after the closing price for our common stock on the principal exchange on which the stock trades equals or exceeds $16.60 per share for any five consecutive trading days by giving not less than 30 days notice to the holders of the warrants.

The representatives’ warrants were issued by us in connection with the public offering of the units and are dated as of May 7, 2004.  Holders of the representatives’ warrants may purchase up to an aggregate of 50,000 units, each unit consisting of two shares of common stock and one warrant, each warrant to purchase one share of common stock (on the same terms and conditions as the public warrants).  The representatives’ warrants are exercisable at $19.92 per unit and expire on May 7, 2009.

In addition to the sale of the securities referenced above by us, this prospectus covers resales by the holders of the representatives’ warrants who are identified in this prospectus as selling security holders of the shares of common stock and warrants issuable upon exercise of the representatives’ warrants and shares of common stock issuable upon exercise of the warrants underlying the representatives’ warrants.  Although we will receive proceeds in connection with the exercise of the representatives’ warrants and the underlying warrants by the holders of those warrants, we will not receive any proceeds from the resale of shares of common stock or the underlying warrants by the selling  security holders.

If all of the public warrants, the representatives’ warrants and the warrants underlying the representatives’ warrants are exercised, we will receive proceeds of up to $8,777,250.

Our common stock is traded on the Nasdaq Global Market under the symbol “INXI.”  Our public warrants are traded on the Nasdaq Global Market under the symbol “INXIW”.  On November 23, 2007, the closing price of our common stock was $10.68 per share and on November 20, 2007 the closing price of our public warrants was $1.76 per warrant.

Investing in our securities involves a high degree of risk.  Before buying any securities, you should read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2007

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in or incorporated by reference in this prospectus, as supplemented or amended from time to time by us, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus and may not contain all the information that is important to you.  This prospectus includes information about the securities we are offering as well as information regarding our business and detailed financial data. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the section entitled “Risk Factors,” and the information incorporated by reference in this prospectus.

Business Summary

We are a provider of Internet Protocol communications solutions for enterprise-class organizations such as corporations, schools and federal, state and local governmental agencies. We provide solutions based primarily on Cisco Systems, Inc. technology and provide our customers with implementation and support services. We believe that our focus and expertise enables us to better compete in the markets that we serve. Because we have significant experience implementing and supporting the critical technology building blocks of Internet Protocol telephony systems for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers.

The convergence of data, voice, and video into a single seamless Internet Protocol communications infrastructure is increasingly responsible for driving business benefits through improved business operations. The foundation of a converged communication platform is a robust, secure, high-performance, high-availability Internet Protocol network infrastructure. As part of our commitment to full life-cycle solutions for our customers, we are dedicated to excellence not only in Internet Protocol telephony voice communications but also in the underlying network infrastructure components upon which Internet Protocol telephony depends.

The Internet Protocol communications solutions we offer are “Cisco-centric,” meaning they are based primarily on the products and technology of Cisco. These solutions include design, implementation and support of LAN/WAN routing and switching, Internet Protocol telephony, voice over IP, network security, network storage and wireless networks. We offer a full suite of advanced technology solutions that support the entire life-cycle of Internet Protocol communications. Our solutions are designed with the complete life-cycle of our customer’s Internet Protocol communications infrastructure in mind. Within a finite set of practice areas, we have standardized our design, implementation, and post-implementation support processes to drive a reliable and scaleable solution that can be tailored to meet the business objectives of our clients. Because of our substantial experience and technical expertise in the design, implementation and support of Internet Protocol communications solutions, we believe we are well-positioned to take advantage of what we believe to be a growing trend of implementation by enterprise organizations of Internet Protocol telephony and voice over Internet Protocol technology, and the use by enterprise organizations of the Internet Protocol network as the platform for all forms of communications.

The market for Internet Protocol communications solutions is extremely competitive. We compete with larger and better financed entities. We currently have thirteen physical offices, which are located in Texas, California, Idaho, Massachusetts, New Mexico, Oregon, Washington and Washington DC. We primarily market to enterprise-class organizations headquartered in or making purchasing decisions from markets that we serve with branch offices. We plan to continue to expand to additional markets throughout the U.S. by establishing additional branch offices in other markets, either by opening additional new offices or through acquisition.

We derive revenue from sales of both products and services. Our product sales consist primarily of sales of Cisco brand products. Our services revenues are derived from two principal types of services: professional services that include design and implementation engineering services, and post-sale support services, which consist of remote monitoring and managed services for enterprise network infrastructure, which we offer through our NetSurant branded service offering.

Our principal executive offices are located at 6401 Southwest Freeway, Houston, Texas 77074, and our telephone number is (713) 795-2000.

This Offering

Offering by INX

We are registering 725,000 shares of our common stock issuable by us upon exercise of outstanding public warrants and representatives’ warrants.  These shares include:

•	575,000 shares issuable upon exercise of the public warrants at a price per share of $12.45, issuable at any time on or prior to May 7, 2009.

•
100,000 shares issuable upon exercise of representatives’ warrants to purchase 50,000 units, each unit comprised of 2 shares of common stock and one warrant, at an exercise price of $19.92 per unit at any time on or prior to May 7, 2009.

•	50,000 shares issuable upon exercise of the warrant underlying the representatives’ units at $12.45 per share at any time on or prior to May 7, 2009.

We are also registering the issuance of the warrants underlying the representatives’ units issuable upon exercise of the representatives’ warrant.  We will pay the expenses of registering these securities.

In addition, we are registering for resale by the holders of the representatives’ warrants who are identified in this prospectus as selling security holders the shares of common stock and warrants issuable upon exercise of the representatives’ warrants and shares of common stock issuable upon exercise of the warrants underlying the representatives’ warrants.  Although we will receive proceeds in connection with the exercise of the representatives’ warrants and the underlying warrants by the holders of those warrants, we will not receive any proceeds from the resale of shares of common stock or the underlying warrants by the selling  security holders.

RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the following risk factors and other information incorporated by reference herein before deciding to purchase our securities.

We have a history of losses and may continue to incur losses.

We incurred a net loss from continuing operations in each fiscal year since 1999, except fiscal 2006, 2005, and 2003. During 2005 our income from continuing operations was $812 excluding the noncash charge for remeasurement of certain stock options. We cannot assure you that profitability will be achieved or continue in upcoming quarters or years. In order to continue profitability, we will have to maintain or increase our operating margin. We cannot assure you that we will be able to continue to achieve improved operating margins, or that operating margin will not decrease in the future. If we are unable to increase revenue, if our gross margin decreases, or if we are unable to control our operating expenses, our business could produce losses. We have only recently become profitable and are in a rapidly changing industry. In addition, our business depends upon winning new contracts with new customers, the size of which may vary from contract to contract. When we open new branch offices to expand our geographic presence, we expect the newly opened branch offices to produce operating losses for a period of six months to over one year. We plan to open multiple new branch offices in the near future. Whether we are able to remain profitable in the future will depend on many factors, but primarily upon the commercial acceptance of Internet Protocol telephony products and services, specifically those developed and marketed by Cisco.

Our success is dependent upon maintaining our relationship with Cisco.

Substantially all of our revenue for the years ended December 31, 2006, 2005, and 2004 was derived from the sale of Cisco products and related services. We anticipate that these products and related services will account for the majority of our revenue for the foreseeable future. We have a contract with Cisco to purchase the products that we resell, and we purchase substantially all of our Cisco products directly from Cisco. Cisco can terminate this agreement on relatively short notice. Cisco has designated us an authorized reseller and we receive certain benefits from this designation, including special pricing and payment terms. We have in the past, and may in the future, purchase Cisco-centric products from other sources. When we purchase Cisco-centric products from sources other than Cisco, the prices are typically higher and the payment terms are not as favorable. Accordingly, if we are unable to purchase directly from Cisco and maintain our status as an authorized reseller of Cisco network products, our business could be significantly harmed. If we are unable to purchase Cisco products from other sources on terms that are comparable to the terms we currently receive, our business would be harmed and our operating results and financial condition would be materially and adversely affected.

Our success depends upon broad market acceptance of Internet Protocol telephony.

The market for Internet Protocol telephony products and services is relatively new and is characterized by rapid technological change, evolving industry standards and strong customer demand for new products, applications and services. As is typical of a new and rapidly evolving industry, the demand for, and market acceptance of, recently introduced Internet Protocol telephony products and services are highly uncertain. We cannot assure you that the use of Internet Protocol telephony will become widespread. The commercial acceptance of Internet Protocol telephony products, including Cisco-centric products, may be affected by a number of factors including:

•	quality of infrastructure;

•	security concerns;

•	equipment, software or other technology failures;

•	government regulation;

•	inconsistent quality of service;

•	poor voice quality over Internet Protocol networks; and

•	lack of availability of cost-effective, high-speed network capacity.

If the market for Internet Protocol telephony fails to develop, develops more slowly than we anticipate, or if Internet Protocol telephony products fail to achieve market acceptance, our business will be adversely affected.

Although our success is generally dependent upon the market acceptance of Internet Protocol telephony, our success also depends upon a broad market acceptance of Cisco-centric Internet Protocol telephony.

We cannot assure you that the Cisco-centric Internet Protocol telephony products we offer will obtain broad market acceptance. Competition, technological advances and other factors could reduce demand for, or market acceptance of, the Cisco-centric Internet Protocol telephony products and services we offer. In addition, new products, applications or services may be developed that are better adapted to changing technology or customer demands and that could render our Cisco-centric products and services unmarketable or obsolete. To compete successfully, the Cisco-centric Internet Protocol telephony products we offer must achieve broad market acceptance and we must continually enhance our related software and customer services in a timely and cost- effective manner. If the Cisco-centric Internet Protocol telephony products we offer fail to achieve broad market acceptance, or if we do not adapt our existing services to customer demands or evolving industry standards, our business, financial condition and results of operation could be significantly harmed.

Our business depends on the level of capital spending by enterprises for communications products and services.

As a supplier of Internet Protocol telephony products, applications and services for enterprises, our business depends on the level of capital spending for communications products and services by enterprises in our markets. We believe that an enterprise’s investment in communications systems and related products and services depends largely on general economic conditions that can vary significantly as a result of changing conditions in the economy as a whole. The market for communications products and services may continue to grow at a modest rate or not at all. If our customers decrease their level of spending on communications systems and the related products and services, our revenue and operating results may be adversely affected.

Our profitability depends on Cisco product pricing and incentive programs.

Our annual and quarterly gross profits and gross margins on product sales are materially affected by Cisco product pricing and incentive programs. These incentive programs currently enable us to qualify for cash rebates or product pricing discounts and are generally earned based on sales volumes of particular Cisco products and customer satisfaction levels. We recognized vendor incentives as a reduction of a cost of sales amounting to $6,303, $2,876 and $3,480 in 2006, 2005 and 2004, respectively, representing 4.0%, 2.7%, and 4.9% of total revenues. From time to time Cisco changes the criteria upon which qualification for these incentives are based and there is no assurance that we will continue to meet the program qualifications. Cisco is under no obligation to continue these incentive programs.

A substantial portion of our customers are based in Texas.

We have only recently expanded outside of Texas. Because a majority of the customers we offer our Internet Protocol telephony products to are geographically concentrated in Texas, our customers’ level of spending on communication products may be affected by economic condition in Texas, in addition to general economic conditions in the United States. If demand for Internet Protocol telephony products by enterprises in Texas decreases, our business, financial condition and results of operations could be significantly harmed.

Our strategy contemplates rapid geographic expansion, which we may be unable to achieve, and which is subject to numerous uncertainties.

A component of our strategy is to become one of the leading national providers of Cisco-centric Internet Protocol telephony products. To achieve this objective, we must either acquire existing businesses or hire qualified personnel in various locations throughout the country, fund a rapid increase in operations and implement corporate governance and management systems that will enable us to function efficiently on a national basis. Identifying and acquiring existing businesses is a time-consuming process and is subject to numerous risks. Qualified personnel are in demand, and we expect the demand to increase as the market for Internet Protocol telephony grows. We will also likely face competition from our existing competitors and from local and regional competitors in the markets we attempt to enter. A rapid expansion in the size and geographical scope of our business is likely to introduce management challenges that may be difficult to overcome. We cannot assure you that we will be successful in expanding our operations beyond Texas or achieving our goal of becoming a national provider. An unsuccessful expansion effort would consume capital and human resources without achieving the desired benefit and would have an adverse affect on our business.

We may require additional financing to achieve expansion of our business operations, and failure to obtain financing may prevent us from carrying out our business plan.

We may need additional capital to grow our business. Our business plan calls for the expansion of sales of our Internet Protocol telephony products to enterprises in geographical markets where we currently do not operate, including expansion through acquisitions. If we do not have adequate capital or are not able to raise the capital to fund our business objectives, we may have to delay the implementation of our business plan. We can provide no assurance that we will be able to obtain financing if required, or if financing is available, there is no assurance that the terms would be favorable to existing stockholders. Our ability to obtain additional financing is subject to a number of factors, including general market conditions, investor acceptance of our business plan, our operating performance and financial condition, and investor sentiment. These factors may affect the timing, amount, terms or conditions of additional financing available to us.

We require access to significant working capital and vendor credit to fund our day-to-day operations. Our failure to comply with the financial and othercovenants under our working capital facility could lead to a termination of the agreement and an acceleration of our outstanding debt.

We require access to significant working capital and vendor credit to fund our day-to-day operations. Our credit facility with Castle Pines Capital contains a number of financial and other covenants. A breach of these financial or other covenants, unless waived, would be a default under the credit facility. Upon an event of default, Castle Pines Capital may terminate the facility and/or declare all amounts outstanding under such facility immediately due and payable. The acceleration of our debt could have a material adverse effect on our financial condition and liquidity. Additionally, the amount of working capital available to us under the credit facility is dependent upon the amount and quality of our accounts receivable. A significant default or payment delays of our accounts receivable could materially adversely affect our borrowing base and our access to sufficient working capital.

We may be unable to manage our growth effectively, which may harm our business.

The ability to operate our business in a rapidly evolving market requires effective planning and management. Our efforts to grow have placed, and are expected to continue to place, a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will require us to successfully attract, train, motivate and manage new employees, to integrate new employees into our operations and to continue to improve our operational, financial and management controls and procedures. If we are unable to implement adequate controls or integrate new employees into our business in an efficient and timely manner, our operations could be adversely affected and our growth could be impaired.

Our operating results have historically been volatile, and may continue to be volatile, particularly from quarter to quarter.

Our quarter-to-quarter revenue, gross profit and operating profitability have fluctuated significantly. During quarterly periods in which we realize lower levels of revenue our profitability is negatively impacted. Our quarterly operating results have historically depended on, and may fluctuate in the future as a result of, many factors including:

•	volume and timing of orders received during the quarter;

•	amount and timing of supplier incentives received in any particular quarter, which can vary substantially;

•	gross margin fluctuations associated with the mix of products sold;

•	general economic conditions;

•	patterns of capital spending by enterprises for communications products;

•	the timing of new product announcements and releases;

•	pricing pressures;

•	the cost and effect of acquisitions;

•	the amount and timing of sales incentives we may receive from our suppliers, particularly Cisco; and

•	the availability and cost of products and components from our suppliers.

As a result of these and other factors, we have historically experienced, and may continue to experience, fluctuations in sales and operating results. In addition, it is possible that in the future our operating results may fall below the expectations of analysts and investors, and as a result, the price of our securities may fall.

We have many competitors and expect new competitors to enter our market, which could increase price competition and may affect the amount of business available to us and the prices that we can charge for our products and services.

The markets for our all of products and services, and especially our Internet Protocol telephony products and services, are extremely competitive and subject to rapid change. Substantial growth in demand for Internet Protocol telephony solutions has been predicted, and we expect competition to increase as existing competitors enhance and expand their products and services and as new participants enter the Internet Protocol telephony market. Internet Protocol telephony involves the application of traditional computer-based technology to voice communication, and the hardware component of the solution is readily available. Accordingly, there are relatively few barriers to entry to companies with computer and network experience. A rapid increase in competition could negatively affect the amount of business that we get and the prices that we can charge.

Additionally, many of our competitors and potential competitors have substantially greater financial resources, customer support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships than we do. We cannot be sure that we will have the resources or expertise to compete successfully. Compared to us, our competitors may be able to:

•	develop and expand their products and services more quickly;

•	adapt faster to new or emerging technologies and changing customer needs;

•	take advantage of acquisitions and other opportunities more readily;

•	negotiate more favorable agreements with vendors;

•	devote greater resources to marketing and selling their products; and

•	address customer service issues more effectively.

Some of our competitors may also be able to increase their market share by providing customers with additional benefits or by reducing their prices. We cannot be sure that we will be able to match price reductions by our competitors. In addition, our competitors may form strategic relationships with each other to better compete with us. These relationships may take the form of strategic investments, joint-marketing agreements, licenses or other contractual arrangements that could increase our competitors’ ability to serve customers.

Business acquisitions, dispositions or joint ventures entail numerous risks and may disrupt our business, dilute stockholder value or distract management attention.

As part of our business strategy, we plan to consider acquisitions of, or significant investments in, businesses that offer products, services and technologies complementary to ours. Any acquisition could materially adversely affect our operating results and/or the price of our securities. Acquisitions involve numerous risks, some of which we have experienced and may continue to experience, including:

•	unanticipated costs and liabilities;

•	difficulty of integrating the operations, products and personnel of the acquired business;

•	difficulty retaining key personnel of the acquired business;

•	difficulty retaining customers of the acquired businesses;

•	difficulties in managing the financial and strategic position of acquired or developed products, services and technologies;

•	difficulties in maintaining customer relationships, in particular where a substantial portion of the target’s sales were derived from products that compete with products that we currently offer;

•	the diversion of management’s attention from the core business;

•	inability to maintain uniform standards, controls, policies and procedures; and

•	damage to relationships with acquired employees and customers as a result of integration of the acquired business.

Finally, to the extent that shares of our common stock or rights to purchase common stock are issued in connection with any future acquisitions, dilution to our existing stockholders will result and our earnings per share may suffer. Any future acquisitions may not generate the anticipated level of revenue and earnings or provide any benefit to our business, and we may not achieve a satisfactory return on our investment in any acquired businesses.

Our international operations, which we plan to expand, will subject us to additional risks that may adversely affect our operating results due to increased costs.

Revenue generated by products delivered and services provided outside the United States, as a percentage of consolidated revenue, was approximately 4.9%, 3.5% and 2.7% for 2006, 2005 and 2004, respectively. Substantially all of our international revenue represents products delivered or services provided in foreign countries for companies based in the United States or for United States Armed Forces under contracts entered into, administered and paid in the United States. We intend to continue to pursue international opportunities. Pursuit of international opportunities may require us to make significant investments for an extended period before returns on such investments, if any, are realized. International operations are subject to a number of risks and potential costs, including:

•	unexpected changes in regulatory requirements and telecommunication standards;

•	tariffs and other trade barriers;

•	risk of loss in currency exchange transactions;

•	exchange controls or other currency restrictions;

•	difficulty in collecting receivables;

•	difficulty in staffing and managing foreign operations;

•	the need to customize marketing and products;

•	inadequate protection of intellectual property in countries outside the United States;

•	adverse tax consequences; and

•	political and economic instability.

Any of these factors could prevent us from increasing our revenue and otherwise adversely affect our operating results. We may not be able to overcome some of these barriers and may incur significant costs in addressing others.

If we lose key personnel we may not be able to achieve our objectives.

We are dependent on the continued efforts of our senior management team, including our Chairman and Chief Executive Officer, James Long, and our President and Chief Operating Officer, Mark Hilz. If for any reason, these or other senior executives or other key members of management do not continue to be active in management, our business, financial condition or results of operations could be adversely affected. We cannot assure you that we will be able to continue to retain our senior executives or other personnel necessary for the development of our business.

We may not be able to hire and retain highly skilled technical employees, which could affect our ability to compete effectively and could adversely affect our operating results.

We depend on highly skilled technical personnel to research and develop and to market and service our products. To succeed, we must hire and retain employees who are highly skilled in rapidly changing communications technologies. In particular, as we implement our strategy of focusing on Internet Protocol telephony, we will need to:

•	hire more employees with experience developing and providing advanced communications products and services;

•	retrain our current personnel to sell Internet Protocol telephony products and services; and

•	retain personnel to service our products.

Individuals who can perform the services we need to provide our products and services are scarce. Because the competition for qualified employees in our industry is intense, hiring and retaining qualified employees is both time-consuming and expensive. We may not be able to hire enough qualified personnel to meet our needs as our business grows or to retain the employees we currently have. Our inability to hire and retain the individuals we need could hinder our ability to sell our existing products, systems, software or services or to develop and sell new ones. If we are not able to attract and retain qualified employees, we will not be able to successfully implement our business plan and our business will be harmed.

If we are unable to protect our intellectual property rights, our business may be harmed.

Although we attempt to protect our intellectual property through patents, trademarks, trade secrets, copyrights, confidentiality and non-disclosure agreements and other measures, intellectual property is difficult to protect and these measures may not provide adequate protection. Patent filings by third parties, whether made before or after the date of our patent filings, could render our intellectual property less valuable. Competitors may misappropriate our intellectual property, disputes as to ownership of intellectual property may arise and our intellectual property may otherwise become known or independently developed by competitors. The failure to protect our intellectual property could seriously harm our business because we believe that developing new products and technology that are unique to us is important to our success. If we do not obtain sufficient international protection for our intellectual property, our competitiveness in international markets could be significantly impaired, which would limit our growth and future revenue.

We may be found to infringe on third-party intellectual property rights.

Third parties may in the future assert claims or initiate litigation related to their patent, copyright, trademark and other intellectual property rights in technology that is important to us. The asserted claims and/or litigation could include claims against us or our suppliers alleging infringement of intellectual property rights with respect to our products or components of those products. Regardless of the merit of the claims, they could be time consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop a non-infringing technology or enter into license agreements. There can be no assurance that licenses will be available on acceptable terms, if at all. Furthermore, because of the potential for high court awards, which are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims resulting in large settlements. If any infringement or other intellectual property claim made against us by any third party is successful, or if we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, operating results and financial condition could be materially adversely affected.

Costs of compliance with the Sarbanes-Oxley Act of 2002 and the related SEC regulations may harm our results of operations.

The Sarbanes-Oxley Act of 2002 requires heightened financial disclosure and corporate governance for all publicly traded companies. Although costs of compliance with the Sarbanes-Oxley Act are uncertain due to several factors, we expect that our general and administrative expenses will increase. Failure to comply with the Sarbanes-Oxley Act, Securities and Exchange Commission regulations or NASDAQ listing requirements may result in penalties, fines or delisting of our securities from the NASDAQ, which could limit our ability to access the capital markets, having a negative impact on our financial condition and results of operations.

During the term that the public warrants, the representatives’ warrants and the warrants underlying the units issuable upon exercise of the representatives’ warrants are outstanding, the holders of those securities are given the opportunity to profit from a rise in the market price of our common stock.

This means that those holders may be able to purchase shares of our common stock at a price lower than what you would pay in the public market, thus resulting in dilution to you.  We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

In order for you to be able to exercise the warrants underlying the units issuable upon exercise of the representatives’ warrants, the underlying shares of our common stock must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which you live.

We cannot assure you that we will continue to maintain a current registration statement relating to the shares of our common stock underlying the warrants underlying the units issuable upon exercise of the representatives’ warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for those securities and the prices that can be obtained from reselling them.

The issuance of common stock pursuant to exercise of the public warrants, representatives’ warrants and warrants underlying the units issuable upon exercise of the representatives’ warrants will have a dilutive effect and may adversely affect our stock price.

The issuance of additional shares underlying these outstanding securities will reduce the percentage ownership of our existing stockholders. In addition, the perceived risk of dilution from sales of stock pursuant to the exercise of the outstanding warrants may cause holders of our common stock to sell their shares or encourage short sales, which could also adversely affect prevailing market prices for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements regarding our future performance. All forward-looking information is inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

USE OF PROCEEDS

If all of the public warrants, the representatives’ warrants and the warrants underlying the representatives’ warrants are exercised, we will receive proceeds of up to $8,777,250.  We will not receive any proceeds from resales of the shares of common stock or warrants issuable upon exercise of the representatives’ warrants.

Unless we indicate otherwise in the applicable prospectus supplement, our management will have broad discretion over the use of the net proceeds from the sale of the securities offered in this prospectus.  We currently intend to use such proceeds for working capital and other general corporate purposes.  We may also use such proceeds to fund the acquisition of companies, businesses, technologies, products or assets.  However, we currently have no commitments or agreements for any specific acquisitions.  Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

SELLING SECURITY HOLDERS

The following table sets forth information as of September 30, 2007, based on information obtained from the selling security holders named below, with respect to the beneficial ownership of the security holders whose resale of the shares of common stock and warrants issuable upon exercise of the representatives’ warrants and  the common stock issuable upon exercise of the warrants underlying such representatives’ warrants has been registered pursuant to this registration statement. The securities included in the table set forth below which are being registered for resales pursuant to this registration statement were acquired by (i) the selling security holders who are registered broker-dealers as transaction-based compensation for the performance of investment banking or similar services and (ii) each of the selling security holders who are  affiliates of broker-dealers in the ordinary course of business.  The representatives’ warrants  were issued by the Company in a single transaction effected on May 7, 2004 in connection with our public offering of units on the same date. Each person is deemed a beneficial owner of all outstanding securities held by such person and all securities that can be acquired by such person within 60 days of September 30, 2007 upon the exercise of warrants or other convertible securities held by such person.  This table assumes, for each person, that any such warrants and other convertible securities that are held by such person (but not those held by any other person) that are exercisable within 60 days of September 30, 2007 have been exercised.  The number of shares of our common stock issued and outstanding as of September 30, 2007 was 7,394,414.  As used in this prospectus, the term “selling security holders” includes the entities listed below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from any of the selling security holders as a gift, pledge or other transfer.

Name	Shares of Common Stock and Warrants Beneficially Owned Before Offering		Maximum Number of Shares of Common Stock and Warrants Offered Hereby	Shares of Common Stock and Warrants Beneficially Owned After Offering (1)
	Number	Percent		Number	Percent
Clemente, Guy G. (2)
Common Stock	1,698	*	1,698	0	0
Warrants	566	*	566	0	0
Cohee, Gary (3)(20)
Common Stock	13,590	*	13,590	0	0
Warrants	4,530	*	4,530	0	0
Davis, Glen (4)(20)
Common Stock	40,218	*	2,718	37,500	*
Warrants	906	*	906	0	0
Davis, Trent (5)(21)
Common Stock	2,718	*	2,718	0	0
Warrants	906	*	906	0	0
Guilfoile, Daniel T. (6)(21)
Common Stock	3,780	*	3,780	0	0
Warrants	1,260	*	1,260	0	0
Hamersly, Scott (7)(21)
Common Stock	864	*	864	0	0
Warrants	288	*	288	0	0
Hamersly, Wayne (8)
Common Stock	3,267	*	3,267	0	0
Warrants	1,089	*	1,089	0	0
James, Barbara (9)(21)
Common Stock	1,224	*	1,224	0	0
Warrants	408	*	408	0	0
Lerman, Gregg (10)
Common Stock	1,701	*	1,701	0	0
Warrants	567	*	567	0	0
Maxfield, Margaret Lorraine (11)(21)
Common Stock	6,177	*	6,177	0	0
Warrants	2,039	*	2,039	0	0
Maxfield, Michael (12)(21)
Common Stock	2,718	*	2,718	0	0
Warrants	906	*	906	0	0
Paulson, Chester L.F. (13)(21)
Common Stock	9,174	*	9,174	0	0
Warrants	3,058	*	3,058	0	0
Paulson, Erick (14)(21)
Common Stock	1,833	*	1,833	0	0
Warrants	611	*	611	0	0
Paulson Investment Company, Inc. (15)(20)
Common Stock	88,959	1.2	88,959	0	0
Warrants	30,903	*	29,653	1,250	*
Paulson, John (16)(21)
Common Stock	2,718	*	2,718	0	0
Warrants	906	*	906	0	0
Reifler, Bradley (17)(21)
Common Stock	2,700	*	2,700	0	0
Warrants	900	*	900	0	0
Shapiro, Scott (18)
Common Stock	1,701	*	1,701	0	0
Warrants	567	*	567	0	0
Soroca, Herbert (19)
Common Stock	2,520	*	2,520	0	0
Warrants	840	*	840	0	0

*           Less than one percent.

(1)           Assumes that all of the shares beneficially owned by selling security holders and being offered under this prospectus are sold, that the shares are sold to unaffiliated third parties and that the selling security holders acquire no additional shares of common stock before the completion of this offering.

(2)           Address is c/o S.W. Bach & Company, 675 Third Avenue, 10th Floor, New York, New York 10017.  Common stock beneficially owned includes 1,132 shares issuable upon exercise of 566 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 566 shares issuable upon exercise of 566 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(3)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 9,060 shares issuable upon exercise of 4,530 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 4,530 shares issuable upon exercise of 4,530 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(4)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 1,812 shares issuable upon exercise of 906 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 906 shares issuable upon exercise of 906 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(5)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 1,812 shares issuable upon exercise of 906 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 906 shares issuable upon exercise of 906 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(6)           Address is c/o Joseph Gunnar & Co., 30 Broad Street, 11th Floor, New York, New York 10004. Common stock beneficially owned includes 2,520 shares issuable upon exercise of 906 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 1,260 shares issuable upon exercise of 1,260 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(7)           Address is 8 North State Street, #105, Lake Oswego, Oregon, 97034.  Common stock beneficially owned includes 576 shares issuable upon exercise of 288 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 288 shares issuable upon exercise of 288 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(8)           The last address known to the registrant is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 2,178 shares issuable upon exercise of 1,089 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 1,089 shares issuable upon exercise of 1,089 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(9)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 816 shares issuable upon exercise of 408 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 408 shares issuable upon exercise of 408 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(10)           Address is c/o S.W. Bach & Company, 675 Third Avenue, 10th Floor, New York, New York 10017.  Common stock beneficially owned includes 1,134 shares issuable upon exercise of 567 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 567 shares issuable upon exercise of 567 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(11)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 4,078 shares issuable upon exercise of 2,039 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 2,039 shares issuable upon exercise of 2,039 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(12)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 1,812 shares issuable upon exercise of 906 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 906 shares issuable upon exercise of 906 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(13)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 6,116 shares issuable upon exercise of 3,058 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 3,058 shares issuable upon exercise of 3,058 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.  Also includes 88,959 shares beneficially owned by Paulson Investment Company, Inc., over which Mr. Paulson shares voting and investment power and so which Mr. Paulson may be deemed to beneficially own. Mr. Paulson disclaims such beneficial ownership.

(14)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 1,222 shares issuable upon exercise of 611 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 611 shares issuable upon exercise of 611 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(15)           Address is 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 59,306 shares issuable upon exercise of 29,653 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 29,653 shares issuable upon exercise of 29,653 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.  Paulson Investment Company, Inc. is a wholly-owned subsidiary of Paulson Capital Corp.  Chester L.F. Paulson is the chairman of Paulson Investment Company, Inc. and Paulson Capital Corp.  By reason of such relationships, Paulson Capital Corp. and Chester L.F. Paulson share voting and investment power with respect to the shares beneficially owned by Paulson Investment Company, Inc. and so may be deemed to beneficially own such shares. Paulson Capital Corp. and Mr. Paulson disclaim such beneficial ownership.

(16)           Address is c/o Paulson Investment Company, Inc., 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.  Common stock beneficially owned includes 1,812 shares issuable upon exercise of 906 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 906 shares issuable upon exercise of 906 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(17)   Address is c/o Pali Capital, Inc., 650 Fifth Avenue, 6th Floor, New York, New York 10019. Common Stock beneficially owned includes 1,800 shares issuable upon exercise of 900 representatives' warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 900 shares issuable upon exercise of 900 warrants underlying units issuable upon exercise of such representatives' warrants at $12.45 per share.

(18)           The last address known to the registrant is c/o S.W. Bach & Company, 675 Third Avenue, 10th Floor, New York, New York 10017.  Common stock beneficially owned includes 1,134 shares issuable upon exercise of 567 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 567 shares issuable upon exercise of 567 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(19)           The last address known to the registrant is 385 Erisiana Road, Stanford, Connecticut 06903. Common stock beneficially owned includes 1,680 shares issuable upon exercise of 567 representatives’ warrants at $19.92 per unit (each unit comprised of two shares and one warrant) and 840 shares issuable upon exercise of 840 warrants underlying units issuable upon exercise of such representatives’ warrants at $12.45 per share.

(20)           The individual or entity has informed the registrant that he or it is a broker-dealer and acquired his or its interest in the securities registered hereunder for resale as transaction-based compensation for the performance of investment banking or similar services.

(21)           The individual has informed the registrant that he or she is an affiliate of a broker-dealer and acquired his or her interest in the securities registered hereunder for resale in the ordinary course of business.

The selling security holders have not within the past three years had any position, office or other material relationship with our company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 20,000,000 shares, consisting of 15,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. We have 7,394,414 shares of common stock outstanding at September 30, 2007 and no shares of preferred stock outstanding.

Common Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulate votes for the election of directors.  Stockholders holding at least half of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and the vote by the holders of a majority of outstanding shares present or represented at a meeting is generally required to take action; the vote by holders of two-thirds of outstanding shares is required to take certain actions, such as the removal of directors and the amendment of the certificate of incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of our liquidation, dissolution or winding up, all our assets remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the common stock. Holders of common stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation provides for the issuance of up to 5,000,000 shares of preferred stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. At present, we have no plans to issue any shares of preferred stock.

Public Warrants

General.  The public warrants may be exercised until May 7, 2009. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $12.45 per share. This exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised.

Redemption.  We have the right to redeem the warrants at a price of $0.25 per warrant, after providing 30 days prior written notice to the warrantholders, at any time after the closing price for our common stock, as reported on the principal exchange on which our stock trades, has been at or above $16.60 for any five consecutive trading days. We will send a written notice of redemption by first class mail to holders of the warrants at their last known addresses appearing on the registration records maintained by the transfer agent. No other form of notice or publication will be required. If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Exercise.  The holders of the warrants may exercise them only if an appropriate registration statement is then in effect. To exercise a warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.

Adjustments in Certain Events.  We will make adjustments to the terms of the warrants if certain events occur. If we distribute to our stockholders additional shares of common stock through a dividend or distribution or if we effect a stock split of our common stock, we will adjust the total number of shares of common stock purchasable on exercise of a warrant so that the holder of a warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the warrant holder had exercised the warrant before the event causing the adjustment. The aggregate exercise price of the warrant will remain the same in that circumstance but the effective purchase price per share of common stock purchasable upon exercise of the warrant will be proportionately reduced because a greater number of common stock shares will then be purchasable upon exercise of the adjusted warrant. If, however, we effect a dividend, distribution or stock split that increases our outstanding common stock by 50% or more, we will instead proportionately increase the number of warrants outstanding rather than increasing the number of shares of common stock underlying each warrant. Each warrant will then continue to be exercisable for the same number of shares as before the event requiring the increase in the number of outstanding warrants but the exercise price of each warrant will be correspondingly reduced.

In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Representatives’ Warrants

In connection with our public offering of units, we granted representatives’ warrants to certain representatives of the underwriters and their affiliates, each representative warrant entitling the holder to purchase units consisting of two shares of our common stock and one warrant to buy one share of common stock at a price of $19.92 per unit.  These representatives’ warrants terminate on May 7, 2009.

The exercise price of the representatives’ warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock.  Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively.

The exercise price of the representatives’ warrants is also subject to adjustment in the event of any change in the common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all our assets, or other change in our capital structure. Therefore, if we effect any of these changes, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of the representatives’ warrants.

Transfer Agent and Public Warrant Agent

The transfer agent for our common stock and warrant agent for our public warrants is American Stock Transfer & Trust Company, located in New York, New York.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Removal of Directors.  Our certificate of incorporation provides that our directors may only be removed for cause and only by the affirmative vote of the holders of two-thirds or more of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. For purposes of director removal, cause means conviction of a felony involving moral turpitude, proof beyond a reasonable doubt that a director has committed grossly negligent or willful misconduct resulting in a material detriment or commission of a material breach of fiduciary duty to the company resulting in a material detriment.

Advance Notice Provisions for Certain Stockholder Actions.  Our bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders. The advance notice procedures generally require that a stockholder give prior written notice, in proper form, to our Secretary, the requirements as to the form and timing of those notices are specified in the bylaws. If it is determined that those advance notice procedures were not complied with, a nomination could be precluded or certain business may not be conducted at the meeting.

Although our bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

No Stockholder Action by Written Consent; Special Meetings.  Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. Our certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board by the written order of a majority of directors or upon a written request of Stockholders owning two-thirds or more of our issued and outstanding capital stock and entitled to vote. The written request of stockholders must state the purpose of the meeting and be delivered to the Chairman of the Board, Chief Executive Officer, the President or the Secretary. Accordingly, holders of a significant percentage of our outstanding capital stock may not be able to compel a special meeting of stockholders.

Amendment of Certain Provisions of the Certificate of Incorporation and Bylaws.  Under the Delaware General Corporation Law, the stockholders have the right to adopt, amend or repeal our bylaws and with the approval of the board, the certificate of incorporation. Our certificate of incorporation provides that the affirmative vote of at least two-thirds of the voting power of the then outstanding shares of voting stock, voting together as a single class and in addition to any other vote required by our certificate of incorporation or bylaws, is required to amend provisions of the certificate of incorporation or bylaws relating to:

•	the prohibition of stockholder action without a meeting;

•	the restriction of stockholders calling a special meeting;

•	the number, election and term of directors; or

•	the removal of directors.

The vote of a majority of the voting power of the then outstanding shares of voting stock is required to amend all other provisions of our certificate of incorporation. Our certificate of incorporation further provides that our bylaws may otherwise be amended by the board or by the affirmative vote of at least a majority of the voting power of the then outstanding shares of our voting stock, voting together as a single class. These supermajority voting requirements will have the effect of making it more difficult for stockholders to amend the bylaws or the certificate of incorporation.

PLAN OF DISTRIBUTION

The shares of common stock issuable upon the exercise of the public warrants will be offered solely by us, and no underwriters are participating in this offering. For the holders of the public warrants to exercise the warrants, there must be a current registration statement covering the common stock underlying the warrants on file with the Securities and Exchange Commission. The issuance of the common stock must also be registered with various state securities commissions or exempt from registration under the securities laws of the states where the public warrant holders reside. We intend to maintain a current registration while the public warrants are exercisable. The public warrants expire on May 7, 2009.

The representatives’ warrants entitle the holders to purchase an aggregate of 50,000 units, each unit consisting of two shares of common stock and one warrant. Because the common stock and the warrants underlying the units are now trading separately, on exercise of the representatives’ warrant, the holders will receive two shares of our common stock and a warrant for each representatives’ warrant. Under the terms of the representatives’ warrants, we are registering for issuance and resale the common stock, warrants and the common stock underlying the warrants, all of which are securities underlying the representatives’ warrants. Under the terms of the representatives’ warrants, we have also agreed to indemnify the holders of the representatives’ warrants in connection with the sale of securities underlying the representatives’ warrants against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We are also registering a portion of the securities offered hereby for resale on behalf of the selling security holders. As used in this section, the term “selling security holder securities” includes the shares of common stock, warrants and shares of common stock issuable upon exercise of those warrants that are issuable on exercise of the representatives’ warrants. The selling security holder securities offered hereby may be sold from time-to-time by selling security holders in one or more transactions on Nasdaq, in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling security holder securities may be sold from time-to-time directly to purchasers by the selling security holders or by their assignees, transferees, pledgees or other successors for their own accounts and not for our account. Alternatively, the selling security holders may from time-to-time offer the selling security holder securities through underwriters, dealers or agents. The distribution of the selling security holder securities by the selling security holders may be effected from time-to-time in one or more transactions or a combination of such methods of sale, including:

•	Ordinary broker’s transactions and transactions in which the broker solicits purchasers.

•	In connection with short sales of such securities.

•	Privately negotiated transactions or pledges.

•	Through sales to one or more brokers or dealers for resale of such shares for their own account as principals, pursuant to this prospectus.

•	In a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

•	In connection with the writing of non-traded and exchange traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options.

•	In exchange distributions or secondary distributions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will pay all costs and expenses in connection with the preparation of this prospectus and registration of the shares offered hereby. The selling security holders will be required to pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales.

In connection with distributions of the selling security holder securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the selling security holder securities in the course of hedging the positions they assume with selling security holders. The selling security holders also may sell selling security holder securities short and deliver the selling security holder securities to close out such short positions. The selling security holders also may enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the selling security holder securities, which the broker-dealer may resell pursuant to this prospectus. The selling security holders also may pledge the selling security holder securities to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged selling security holder securities pursuant to this prospectus.

Any brokers or dealers that participate in the distribution of the selling security holder securities may be deemed to be “underwriters,” as defined in the Securities Act, and any commissions, discounts, concessions or other payments made to them, or any profits realized by them upon the resale of any selling security holder securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of selling security holder securities by the selling security holders.

Under the securities laws of certain states, the selling security holder securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the selling security holder securities may not be sold unless the selling security holder securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any of the selling security holders will sell any or all of the selling security holder securities offered by them hereunder.

The sale of the selling security holder securities is subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement with respect to the selling security holder securities to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by the underwriter for selling security holder securities purchased from a selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public, and other facts material to the transaction.

Under the Securities Exchange Act of 1934, and the regulations thereunder, any person engaged in a distribution of the selling security holder securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our securities during the applicable “cooling off” period one business day prior to the commencement of such distribution.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents which we have filed with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including any documents or portions thereof incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007 including any documents or portions thereof incorporated by reference therein;

•
Our Current Reports on Form 8-K or 8-K/A,  as applicuble, filed with the SEC on March 6, 2007, April 2, 2007, May 3, 2007, May 15, 2007, May 16, 2007, August 6, 2007, August 20, 2007, September 4, 2007, September 5, 2007, October 12, 2007, November 5, 2007, November 8, 2007, November 13, 2007 and November 13, 2007;

•	The description of our common stock contained in our Registration Statement on Form 8-A (000-21479), filed with the SEC under Section 12 of the Securities Exchange Act of 1934 on April 17, 2006; and

•
All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of this offering.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for documents should be directed to us at 6401 Southwest Freeway, Houston, Texas, 77074, Attention: Chief Financial Officer, telephone (713) 795-2000.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 covering the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document. You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov , which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

We maintain an Internet web site at www.inxi.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Epstein Becker & Green, P.C., New York, New York.

EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth various costs and expenses payable by the registrant in connection with the sale of the securities being registered.  All such costs and expenses shall be borne by the undersigned registrant.  Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$271
Legal fees and expenses	$25,000
Accounting fees and expenses	$10,000
Printing and related expenses	$5,000
Miscellaneous	$9,757
Total	$50,028

Item 15.  Indemnification of Officers and Directors

The registrant’s certificate of incorporation provides that a director will not be personally liable to it or to its stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:

•	for breach of his or her duty of loyalty to the registrant or to its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions); or

•	for any improper benefit.

The registrant’s certificate of incorporation also provides that it will indemnify and hold harmless each of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including court costs and attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

The registrant has obtained liability insurance for its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the provisions above and the Delaware General Corporation Law, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

Item 16.  Exhibits

Exhibit No.	Description	Filed Herewith or Incorporated by Reference From:
3.1	Amended and Restated Bylaws of the Company	Exhibit 3.1 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.2	Certificate of Incorporation of the Company	Exhibit 3.2 to Amendment 1 to Form S-1, Registration No. 333-09789, filed September 19, 1996

3.3	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated June 24, 1997	Exhibit 3.4 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.4	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated March 5, 1999	Exhibit 3.3 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.5	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc. dated July 10, 2000	Exhibit 3.4 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.6	Certificate of Ownership and Merger	Exhibit 3.1 to Form 8-K, Registration No. 001-31949, dated January 6, 2006

4.1	Specimen Common Stock Certificate	Exhibit 4.1 to Amendment 2 to Form S-1, Registration No. 333-09789, filed October 3, 1996

4.2	Form of Unit Certificate	Exhibit 4.2 to Amendment 2 to Form S-2, Registration No. 333-113575, filed May 3, 2004

4.3	Form of Warrant Agreement, including Form of Warrant	Exhibit 4.3 to Amendment 3 to Form S-2, Registration No. 333-113575, filed May 6, 2004

4.4	Form of Representatives’ Warrant	Exhibit 4.4 to Amendment 2 to Form S-2, Registration No. 333-113575, filed May 3, 2004

5.1	Opinion of Epstein Becker & Green, P.C. regarding validity of securities offered	Previously Filed,

23.1	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)	Previously Filed,

23.2	Consent of Grant Thornton LLP	Filed Herewith

Item 17.  Undertakings

The undersigned registrant hereby undertakes;

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertake that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 2007.

INX INC.

By:	/s/ James H. Long
Name: James H. Long
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ James H. Long	Chief Executive Officer and	November 26, 2007
James H. Long	Chairman of the Board of Directors

* /s/ Brian Fontana	Vice President and Chief Financial	November 26, 2007
Brian Fontana	Officer

* /s/ Larry Lawhorn	Controller and Chief Accounting	November 26, 2007
Larry Lawhorn	Officer

* /s/ Donald R. Chadwick	Director	November 26, 2007
Donald R. Chadwick

* /s/ Cary Grossman	Director	November 26, 2007
Cary Grossman

* /s/ John B. Cartwright	Director	November 26, 2007
John B. Cartwright

* By /s/ James H. Long
James H. Long, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith or Incorporated by Reference From:

3.1	Amended and Restated Bylaws of the Company	Exhibit 3.1 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.2	Certificate of Incorporation of the Company	Exhibit 3.2 to Amendment 1 to Form S-1, Registration No. 333-09789, filed September 19, 1996

3.3	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated June 24, 1997	Exhibit 3.4 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.4	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated March 5, 1999	Exhibit 3.3 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.5	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc. dated July 10, 2000	Exhibit 3.4 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.6	Certificate of Ownership and Merger	Exhibit 3.1 to Form 8-K, Registration No. 001-31949, dated January 6, 2006

4.1	Specimen Common Stock Certificate	Exhibit 4.1 to Amendment 2 to Form S-1, Registration No. 333-09789, filed October 3, 1996

4.2	Form of Unit Certificate	Exhibit 4.2 to Amendment 2 to Form S-2, Registration No. 333-113575, filed May 3, 2004

4.3	Form of Warrant Agreement, including Form of Warrant	Exhibit 4.3 to Amendment 3 to Form S-2, Registration No. 333-113575, filed May 6, 2004

4.4	Form of Representatives’ Warrant	Exhibit 4.4 to Amendment 2 to Form S-2, Registration No. 333-113575, filed May 3, 2004

5.1	Opinion of Epstein Becker & Green, P.C. regarding validity of securities offered	Previously Filed,

23.1	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1)	Previously Filed,

23.2	Consent of Grant Thornton LLP	Filed Herewith